Exhibit 99.1

MILLENNIUM BANK, N.A. MEETS ALL REQUIREMENTS

OF MEMORANDUM OF UNDERSTANDING

Reston, VA, May 4, 2004 – Millennium Bank, N.A., a wholly owned subsidiary of Millennium Bankshares Corporation (Nasdaq: MBVA), has completed all requirements of a Memorandum of Understanding (MOU) with the Office of Comptroller of the Currency (OCC) of the United States Treasury Department, signed on November 21, 2002.  As of May 3, 2004 Millennium Bank has received official notification that all the provisions of the MOU have been fulfilled, and the bank is free to expand business volume and operations in accordance with safe and sound banking practices.

About Millennium Bankshares Corporation

Based in Reston, Virginia, Millennium Bankshares Corporation is a financial holding company that owns and operates Millennium Bank, N.A., which commenced operations on April 1, 1999.  Millennium Bank provides a wide range of products and services, including internet banking.  It has four banking offices in Fairfax County, Virginia and two in the Richmond, Virginia area. In addition, the Bank has a loan production office in Warrenton, Virginia, and intends to open a seventh banking service office there in 2004.  Millennium Bank can be accessed on the worldwide web at www.millenniumbank.com.

For further information contact:

Janet Valentine

Millennium Bankshares Corporation

(703) 464-1962

jvalentine@millenniumbank.com

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